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                                                                    EXHIBIT 99.4


                             AMENDED AND RESTATED
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                           NATIONAL OPERATING, L.P.


              NATIONAL OPERATING, L.P., a limited partnership organized under Delaware Revised Uniform Limited Partnership Act, 6 Del. C. (S) 17-101, et seq.
                                                                        -- ---
(the "Act"), for the purpose of amending and restating its Certificate of Limited Partnership originally filed with the office of the Secretary of State of Delaware on February 27, 1987, in accordance with (S)17-210 of the Act, in order to form a limited partnership under the Act, hereby certifies that its Certificate of Limited Partnership is amended and restated to read in its entirety as follows:


                                  Article One
                                  -----------

              The name of the limited partnership is National Operating, L.P.


                                  Article Two
                                  -----------

              The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.


                                 Article Three
                                 -------------

              The name and business address of the sole general partner of the Partnership is:
                    NAME:                    BUSINESS ADDRESS:
                    NRLP Management Corp.    10670 North Central Expressway
                                             Suite 600
                                             Dallas, TX 75231

              IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited Partnership has been duly executed as of the 18th day of December, 1998, and is being filed in accordance with (S) 17-206 of the Act by the General Partner thereunto duly authorized.


                                        NEWLY DESIGNATED GENERAL PARTNER:
                                        NRLP MANAGEMENT CORP.


                                         By: /s/ Robert A. Waldman
                                            -------------------------------
                                             Robert A Waldman, Senior Vice
                                             President
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                                        WITHDRAWING GENERAL PARTNER:
                                        SYNTEK ASSET MANAGEMENT, L.P.

                                        By:  SYNTEK ASSET MANAGEMENT, INC.,
                                             Managing General Partner


                                             By: /s/ Robert A. Waldman
                                                -----------------------------
                                                 Robert A. Waldman, Senior Vice
                                                 President